                                                                    EXHIBIT 99.1

                        CC MASTER CREDIT CARD TRUST II
                      Excess Spread Analysis - March 2001

----------------------------------------------------------------------------------------------------------------------------------
Series                                                    1995-A          1995-C          1996-A          1996-C         1998-A
Deal Size                                                $400 MM         $400 MM        $407.25 MM     $271.50 MM       $600 MM
Expected Maturity                                        08/15/02        02/18/03        11/15/01       02/16/04        09/15/03
----------------------------------------------------------------------------------------------------------------------------------

Yield                                                    21.72%          21.72%          21.72%          21.72%         21.72%
Less Coupon                                               5.42%           5.43%           5.41%          5.40%           5.43%
      Servicing Fee                                       1.50%           1.50%           1.50%          1.50%           1.50%
      Net Credit Losses                                   8.63%           8.63%           8.63%          8.63%           8.63%
Excess Spread:
      March-01                                            6.17%           6.16%           6.18%          6.19%           6.16%
      February-01                                         2.62%           2.60%           2.62%          2.64%           2.61%
      January-01                                          5.17%           5.16%           5.18%          5.19%           5.16%
Three month Average Excess Spread                         4.65%           4.64%           4.66%          4.67%           4.64%

Delinquency:
      30 to 59 days                                       2.16%           2.16%           2.16%          2.16%           2.16%
      60 to 89 days                                       1.62%           1.62%           1.62%          1.62%           1.62%
      90 + days                                           3.35%           3.35%           3.35%          3.35%           3.35%
      Total                                               7.13%           7.13%           7.13%          7.13%           7.13%

Payment Rate                                             13.69%          13.69%          13.69%          13.69%         13.69%